FOR IMMEDIATE RELEASE

JBS Acquisition of National Beef is Terminated

KANSAS CITY, Missouri, February 20, 2009 - U.S. Premium Beef, LLC (USPB) and National Beef Packing Company, LLC (National Beef) today announced that the Membership Interest Purchase Agreement with JBS S.A. (JBS), previously announced on March 4, 2008, has been terminated effective as of February 23, 2009.

Steve Hunt, Chief Executive Officer of USPB said, “although this is not the outcome we anticipated, we are excited to continue the growth and success of our business on a stand-alone basis. As demonstrated by our fiscal year 2008 and first quarter 2009 financial results, National Beef’s value-added business model, rooted in strong relationships with cattle producers and beef customers, continues to generate industry-leading profits.”

John Miller, CEO of National Beef, added that, “this development has re-energized our management team. With our strong liquidity position and numerous opportunities to grow our business – both internally and externally – we are eagerly looking forward to building on our value-added model while continuing to focus on serving the needs of our customers.”

U.S. Premium Beef, LLC is the majority owner of National Beef Packing Company, LLC, a leading U.S. beef processor. More than 2,100 producers from 36 states have marketed cattle on USPB’s quality-based grids. These high quality cattle are the foundation of National Beef’s value-added product lines and have enabled it to be a leader in branded product programs for both domestic and international markets. More information about USPB is available at www.uspremiumbeef.com .

National Beef Packing Company, LLC, based in Kansas City, MO, has operations in Liberal and Dodge City, Kansas; Brawley, California; Hummels Wharf, Pennsylvania; Moultrie, Georgia and Kansas City, Kansas. National Beef processes and markets fresh beef, case-ready beef and beef by-products for domestic and international markets. More information about National Beef is available at www.nationalbeef.com .

            Safe Harbor Forward Looking Statement: USPB and National Beef are including the following cautionary statement in this news release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on their behalf. Forward-looking statements include statements that are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions and are based on the current expectations and assumptions of USPB and National Beef, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially from those contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, economic conditions generally and in our principal markets, the availability and prices of live cattle and commodities, food safety, livestock disease, including the identification of cattle with Bovine Spongiform Encephalopathy (BSE), competitive practices and consolidation in the cattle production and processing industries, actions of domestic or foreign governments, hedging risk, changes in interest rates and foreign currency exchange rates, consumer demand and preferences, the cost of compliance with environmental and health laws, loss of key customers, loss of key employees, labor relations, and consolidation among our customers.  Some of these risks and uncertainties were discussed in the most recently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q by these companies. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this release will in fact transpire. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.

USPB contact:	National Beef contact:
Bill Miller	Simon P. McGee
Director of Communications	Vice President,
816-713-8800	Corporate Strategy & Acquisitions
bjmiller@uspb.com	816-713-8618
spmcgee@nationalbeef.com